Exhibit 1A-11

CONSENT OF INDEPENDENT AUDITORS

We consent to the use, in this Offering Statement on Form 1-A, of our independent auditors’ report dated April 30, 2025, with respect to our audits of the consolidated financial statements of CNote Group, Inc. and subsidiary as of and for the years ended December 31, 2024 and 2023.

Newport Beach, California

February 17, 2026